Exhibit 10.2

EXECUTION COPY

PARENT GUARANTEE AGREEMENT

between

IMS HEALTH INCORPORATED

and

GOLDMAN, SACHS & CO.

Dated as of January 19, 2007

TABLE OF CONTENTS

		Page

ARTICLE 1
DEFINED TERMS

Section 1.01.	Definitions	1

ARTICLE 2
GUARANTEE

Section 2.01.	Guarantee	2
Section 2.02.	Guarantee Absolute and Unconditional	3
Section 2.03.	Waiver and Acknowledgements	4
Section 2.04.	Subrogation	4

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF GUARANTOR

Section 3.01.	Representations and Warranties of Guarantor	5

ARTICLE 4
MISCELLANEOUS

Section 4.01.	Amendments in Writing	11
Section 4.02.	No Waiver by Course of Conduct; Cumulative Remedies	11
Section 4.03.	Successors and Assigns	12
Section 4.04.	Set-Off	12
Section 4.05.	Credit Support Documents.	12
Section 4.06.	Claim in Bankruptcy	12
Section 4.07.	Counterparts	13
Section 4.08.	Severability	13
Section 4.09.	Section Headings	13
Section 4.10.	Integration	13
Section 4.11.	GOVERNING LAW	13
Section 4.12.	Arbitration	13
Section 4.13.	Acknowledgements	14

i

PARENT GUARANTEE AGREEMENT

This PARENT GUARANTEE AGREEMENT (this “Agreement”), dated as of January 19, 2007, is entered into between IMS Health Incorporated, a Delaware corporation (“Guarantor”) and Goldman, Sachs & Co. (“GS&Co.”) and contains a guarantee made by Guarantor in favor of GS&Co.

WITNESSETH:

WHEREAS, Guarantor is the issuer of shares of common stock, par value $0.01 per share (Ticker: RX) (“Shares”);

WHEREAS, IMS (Gibraltar) Holding Limited (“Counterparty”) and GS&Co. have entered into a master confirmation dated as of January 19, 2007 (the “Master Confirmation”), pursuant to which, Counterparty and GS&Co. may enter into transactions to purchase and sell Shares upon the terms and subject to the conditions set forth therein (each, a “Transaction”);

WHEREAS, Counterparty and GS have entered into a supplemental confirmation to the Master Confirmation dated as of January 19 2007 (the “January 2007 Supplemental Confirmation”) pursuant to which Counterparty and GS has entered into a Transaction;

WHEREAS, it is a condition precedent to the effectiveness of each Transaction that Guarantor shall have executed and delivered this Agreement to GS&Co.;

NOW, THEREFORE, in consideration of the premises and to induce GS&Co. to enter into the Master Confirmation, the January 2007 Supplemental Confirmation and any future supplemental confirmation to the Master Confirmation, Guarantor hereby agrees with GS&Co., for the benefit of GS&Co., as follows:

ARTICLE 1
DEFINED TERMS

Section 1.01.  Definitions.  (a) Unless otherwise defined herein, terms defined in the Master Confirmation are used herein as therein defined.

(b)       The following terms have the following meanings:

“Agreement”:  has the meaning set forth in the introductory paragraph hereof.

“Bankruptcy Code”: has the meaning set forth in Section 3.01.

“Confirmation”:  means, with respect to each Transaction, the Master Confirmation as supplemented by the relevant Supplemental Confirmation (including, without limitation, the January 2007 Supplemental Confirmation).

“Counterparty”: has the meaning set forth in the introductory paragraph hereof.

“Exchange Act”: has the meaning set forth in Section 3.01.

“GS&Co.”: has the meaning set forth in the introductory paragraph hereof.

“Guarantor”:  has the meaning set forth in the introductory paragraph hereof.

“ISDA Agreement”:  means the “Agreement” as defined in the Master Confirmation.

“January 2007 Supplemental Confirmation”: has the meaning set forth in the introductory paragraph hereof.

“Master Confirmation”: has the meaning set forth in the introductory paragraph hereof.

“NYSE”: has the meaning set forth in Section 4.12.

“NASD-DR”: has the meaning set forth in Section 4.12.

“Regulation D”: has the meaning set forth in Section 3.01.

“Regulation M”: has the meaning set forth in Section 3.01

“Rule 10b5-1”: has the meaning set forth in Section 3.01.

“Rule 10b-18”: has the meaning set forth in Section 3.01.

“Security”: has the meaning set forth in Section 2.01.

“Shares”: has the meaning set forth in the introductory paragraph hereof.

“Transaction”: has the meaning set forth in the introductory paragraph hereof.

ARTICLE 2
GUARANTEE

Section 2.01.  Guarantee.  (a) Guarantor hereby unconditionally and irrevocably guarantees to GS&Co., for the benefit of GS&Co., the prompt and complete payment and performance when due of the obligations of Counterparty under each Confirmation and the ISDA Agreement (including, without limitation, any obligation Counterparty may have under the Net Share Settlement provisions of the Master Confirmation), each as may be further modified, amended or supplemented from time to time (collectively, the “Obligations”).  Any amounts or deliveries that would be owed or due by Counterparty to GS&Co. under any Confirmation and the ISDA Agreement but are unenforceable or not allowable against Counterparty because Counterparty is the subject of a bankruptcy, liquidation, reorganization or similar case or proceeding, shall nonetheless be deemed owed or due for the purposes of this Article.  GS&Co. shall not be obligated to file any claim relating to the Obligations in the event Counterparty becomes subject to a bankruptcy, liquidation, reorganization or similar case or proceeding, and the failure by GS&Co. to so file shall not affect Guarantor’s obligations hereunder.

(b)        This Article is a guarantee of payment and performance when due and not of collection.  Guarantor agrees that GS&Co. may resort to Guarantor for payment or performance of any of the Obligations, whether or not GS&Co. shall have realized against or applied, or attempted to realize against or apply, any property provided by an entity as collateral security or other credit support for the Obligations (such property and credit support collectively, “Security”) or proceeded or attempted to proceed against Counterparty or any other entity principally or secondarily obligated with respect to the Obligations.

(c)        Guarantor’s obligations under this Article shall continue to be effective or be reinstated, as the case may be, if at any time any payment or performance of any of the Obligations is rescinded or must otherwise be returned by GS&Co. upon or as a result of the insolvency, bankruptcy, liquidation or reorganization of Counterparty or otherwise, all as though such payment or performance had not been made.

Section 2.02.  Guarantee Absolute and Unconditional.  Guarantor guarantees that the Obligations will be performed strictly in accordance with the provisions of this Agreement, the relevant Confirmation and the ISDA Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such provisions or the rights of GS&Co. with respect thereto.  The liability of Guarantor under this Article shall be irrevocable, absolute and unconditional irrespective of, and Guarantor hereby irrevocably waives, any defenses it may now or hereafter have (including any defense based on the failure to provide notice to or obtain the consent of Guarantor) in any way relating to, any or all of the following:

(a)        lack of validity or enforceability of this Agreement, the relevant Confirmation or the ISDA Agreement;

(b)       the entry into additional transactions, any indulgence, concession, waiver or consent given to Counterparty, or any other changes in the amount of,

time, manner or place of payment of, or in any other term of any or all of the Obligations;

(c)        any taking, exchange, release, non-perfection, realization or application of or on any Security;

(d)       any change, restructuring or termination in or of the structure or existence of Counterparty; or

(e)        any other circumstance (including, without limitation, any statute of limitations) that might otherwise constitute a defense available to, or a discharge of, Guarantor or Counterparty.

Section 2.03.  Waiver and Acknowledgements.  (a) Guarantor hereby waives promptness, diligence, demand for performance, notice of acceptance, presentment, protest, non-performance, default, acceleration, early termination, protest or dishonor, any other notice with respect to any of the Obligations and this Article, and any requirement that GS&Co. protect, secure, perfect or insure any Security or exhaust any right or take any action against Guarantor or any other entity or any Security.

(b)       Guarantor hereby waives any right to revoke this guarantee, and acknowledges that its obligations under this Article is continuing in nature and applies to all Obligations, whether existing now or in the future.

(c)        Guarantor hereby waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by GS&Co. that in any manner impairs, reduces, releases or otherwise adversely affects Guarantor’s subrogation, reimbursement, exoneration, contribution or indemnification rights or other rights to proceed against Counterparty, any other guarantor, any other entity or any Security, and (ii) any defense based on any right of set-off or counterclaim against or in respect of Guarantor’s obligations under this Article.

Section 2.04.  Subrogation.  Guarantor will not exercise any rights that it may now have or hereafter acquire against Counterparty or any other guarantor that arise from the existence, payment, performance or enforcement of Guarantor’s obligations under this Article, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of GS&Co. against Counterparty, any other guarantor or any Security, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Counterparty or any other guarantor, directly or indirectly, in cash or other property, by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations shall have been finally and irrevocably satisfied in full.  If any amount shall be paid to Guarantor in violation of the preceding sentence at any time prior to the final and irrevocable payment or performance in full of all of the

Obligations, such amount shall be held in trust for the benefit of GS&Co. and shall forthwith be paid to GS&Co. to be (at the election of GS&Co.) credited and applied to the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement, the relevant Confirmation and the ISDA Agreement, and/or to be held as collateral security for any Obligations thereafter arising.

ARTICLE 3
REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF GUARANTOR

Section 3.01.  Representations, Warranties and Agreements of Guarantor.  Guarantor represents and warrants to, and agrees with, GS&Co. that:

(a)        It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such law, in good standing.

(b)       It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance.

(c)        Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

(d)       All governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

(e)        Its obligations under this Agreement constitutes its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(f)        It is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act, as amended.

(g)       As of the time of its entering any Transaction, Counterparty is not entering into any Transaction (i) on the basis of, and neither Guarantor nor Counterparty is aware of, any material non-public information with respect to Guarantor or the Shares (ii) in anticipation of, in connection with, or to facilitate, a distribution of its securities, a self tender offer or a third-party tender offer or

(iii) to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares).

(h)       As of (x) the date hereof and (y) except where indicated, the period of time from the Trade Date for each Transaction under the relevant Confirmation until the time that each party thereto has fully performed all of its obligations under such Transaction, Guarantor represents, warrants and covenants to GS&Co. that:

(i)                the purchase or writing of any Transaction and the transactions contemplated under the relevant Confirmation do not and will not violate Rule 13e-1 or Rule 13e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(ii)               as of the date hereof and on the Trade Date for each Transaction under the relevant Confirmation, it is in compliance with its reporting obligations under the Exchange Act and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not, as of their respective filing dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)              as of the time Counterparty enters into any Transaction, each Transaction is being entered into pursuant to a publicly disclosed Share buy-back program and its Board of Directors and the Board of Directors of Counterparty have approved the use of derivatives to effect the Share buy-back program;

(iv)              it acknowledges that GS&Co. is not making any representations or warranties with respect to the treatment of any Transaction under FASB Statements 128, 133 (as amended), 149 or 150, EITF 00-19, 01-6 or 03-6 (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project; and

(v)               the Capped Number is equal to or less than the number of Shares determined according to the following formula:

A - B

Where A = the number of authorized but unissued shares of Guarantor that are not reserved for future issuance on the date of the determination of the Capped Number; and

B = the maximum number of Shares required to be delivered to third parties if Counterparty elected Share settlement of all transactions in the Shares (other than the Transactions in the Shares under the Master Confirmation) with all third parties that are then currently outstanding and unexercised.

(i)         Guarantor is not, and will not be, engaged in a “distribution” of Shares or securities that are convertible into, or exchangeable or exercisable for Shares for purposes of Regulation M promulgated under the Exchange Act (“Regulation M”) at any time during the Relevant Period for any Transaction unless it has provided written notice to GS&Co. of such distribution not later than the Scheduled Trading Day immediately preceding the first day of the relevant “restricted period” (as defined in Regulation M); Guarantor acknowledges that any such notice may cause the Scheduled Valuation Period and/or the Relevant Period for one or more Transactions to be extended or suspended pursuant to Section 7 of the Master Confirmation; accordingly, Guarantor agrees that (i) any such notice must comply with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) under the Exchange Act and (ii) Guarantor may deliver such notice only at a time at which Guarantor or any officer, director, manager or similar person of Guarantor is not aware of any material non-public information regarding Guarantor or the Shares.

(j)         Guarantor shall report each Transaction as required under Regulation S-K and/or Regulation S-B under the Exchange Act, as applicable.

(k)        On the Trade Date for each Transaction and on each day of the Valuation Period for such Transaction, Guarantor is not and will not be “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)) and it would be able to purchase a number of Shares equal to the Number of Shares in compliance with the laws of the jurisdiction of Guarantor’s incorporation.

(l)         Guarantor has not and, during the Relevant Period for any Transaction, will not enter into agreements similar to the Transactions described under the Master Confirmation with respect to Shares where any initial hedge period (however defined), the valuation period (however defined) or the relevant period (however defined) in such other transaction will overlap at any time (including as a result of extensions in such initial hedge period, valuation period or relevant period as provided in the relevant agreements) with any Relevant Period under the Master Confirmation.  In the event that the initial hedge period, valuation period or relevant period in any other similar transaction overlaps with any Relevant Period under the Master Confirmation as a result of an extension of the Scheduled Valuation Date pursuant to Section 7 of the Master Confirmation, Guarantor shall promptly amend such transaction to avoid any such overlap.

(m)       Guarantor is not and, after giving effect to any Transaction, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(n)       Guarantor represents, warrants and covenants to GS&Co. that:

(i)                it is entering into this Agreement in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”) or any antifraud or anti-manipulation provisions of the federal or applicable state securities laws and that it has not entered into or altered and will not enter into or alter any corresponding or hedging transaction or position with respect to the Shares;

(ii)               it will not seek to control or influence GS&Co. to make “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under any Transaction entered into under the Master Confirmation, including, without limitation, GS&Co.’s decision to enter into any hedging transactions.  Guarantor represents and warrants that it has consulted with its own advisors as to the legal aspects of the adoption and implementation of this Agreement under Rule 10b5-1; and

(iii)              it acknowledges and agrees that any amendment, modification, waiver or termination of this Agreement, the Master Confirmation or the relevant Supplemental Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c).  Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification, waiver or termination shall be made at any time at which Guarantor or any officer, director, manager or similar person of Guarantor is aware of any material non-public information regarding Guarantor or the Shares.

(o)       Guarantor further represents, warrants and covenants to GS&Co. that:

(i)                it has made all appropriate searches, enquiries and investigations (including, without limitation, of Counterparty’s books and records, Counterparty’s management accounts and Counterparty’s accounts required by law) to ascertain the true position in relation to everything stated below;

(ii)               it has duly considered the provisions of the insolvency laws of Gibraltar in relation to the representations, warranties and covenants in this Section 3.01(o) and Counterparty’s ability to perform its obligations under each Confirmation and the ISDA Agreement;

(iii)              Counterparty is not unable to pay its debts within the meaning of section 221 of the Companies Act of Gibraltar and would not become unable to do so in consequence of entering into the relevant Confirmation and the ISDA Agreement and performing its obligations thereunder;

(iv)              Counterparty’s assets currently exceed its liabilities (taking into account its actual, contingent and prospective liabilities) and will continue to do so notwithstanding its entry into the relevant Confirmation and the ISDA Agreement and the performance of its obligations thereunder;

(v)               no execution, diligence or other process issued on a judgment, decree or order of any court in favour of a creditor of Counterparty remains unsatisfied in whole or in part;

(vi)              to the best of its knowledge and belief, no action has been taken or is pending (including the filing of documents with the court), no other steps have been taken by any person (including, without limitation, Counterparty, the directors of Counterparty, or any creditors of Counterparty or any floating charge holder) and no legal proceedings have been commenced or are threatened or are pending for (A) the winding up, liquidation, dissolution, administration or reorganisation of Counterparty; (B) Counterparty to enter into any composition or arrangement with its creditors generally; or (C) the appointment of a receiver, administrator, administrative receiver, trustee or similar officer in respect of Counterparty or any of its property, undertaking or assets; and no event equivalent to any of the foregoing has occurred in or under the laws of any relevant jurisdiction;

(vii)             neither the entry into of the relevant Confirmation and the ISDA Agreement nor the Transaction itself is or would be a transaction entered into for a fraudulent purpose;

(viii)            the entry into of the relevant Confirmation and the ISDA Agreement and the Transaction is or will be made, as the case may be, by Counterparty, in good faith and for the purpose of carrying on its business, and would be of benefit to Counterparty;

(ix)              in entering into the relevant Confirmation and the ISDA Agreement and the Transaction (A) Counterparty has no desire to give a preference to any person as contemplated by section 306 of the Companies Act of Gibraltar; and (B) it is not the purpose of Counterparty to put assets beyond the reach of a person who is making, or may at some time make, a claim against Counterparty or of otherwise prejudicing the interests of such a person in relation to the claim which he is making or may make;

(x)               the Transaction and the relevant Confirmation and the ISDA Agreement are not collusive with the purpose of prejudicing the general body of creditors of Counterparty; and

(xi)              in entering into the relevant Confirmation and the ISDA Agreement and the Transaction Counterparty has not and will not breach any provision or exceed any powers contained in its Memorandum and Articles of Association.

(p)       For each Transaction, Guarantor (or any “affiliated purchaser” as defined in Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall not, without the prior written consent of GS&Co., directly or indirectly purchase any Shares (including by means of a derivative instrument), listed contracts on the Shares or securities that are convertible into, or exchangeable or exercisable for Shares (including, without limitation, any Rule 10b-18 purchases of blocks (as defined in Rule 10b-18)) during any Relevant Period.  During this time, any such purchases by Guarantor shall be made through GS&Co., or if not through GS&Co., with the prior written consent of GS&Co., and in compliance with Rule 10b-18 or otherwise in a manner that Guarantor and GS&Co. believe is in compliance with applicable requirements.

(q)       Guarantor shall, (i) prior to the opening of trading in the Shares on any day during any Relevant Period on which Guarantor makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act of 1933, as amended) of any Merger Transaction, notify GS&Co. of such public announcement; (ii) promptly notify GS&Co. following any such announcement that such announcement has been made; and (iii) promptly provide GS&Co. with written notice specifying (A) Guarantor’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the Announcement Date that were not effected through GS&Co. or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding the Announcement Date.  Such written notice shall be deemed to be a certification by Guarantor to GS&Co. that such information is true and correct.  In addition, Guarantor shall promptly notify GS&Co. of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.  Guarantor acknowledges that any such notice may cause the Scheduled Valuation Period and/or the Relevant Period for one or more Transactions to be extended or suspended pursuant to Section 6 of the Master Confirmation; accordingly, Guarantor agrees that (i) any such notice must comply with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) under the Exchange Act and (ii) Guarantor may deliver such notice only at a time at which Guarantor or any officer, director, manager or similar person of Guarantor is not aware of any material non-public information regarding Guarantor or the Shares.

(r)        In respect of any Net Share Settlement in which Counterparty is obligated to deliver Shares to GS&Co., Guarantor shall use its best efforts to facilitate the delivery of Shares by Counterparty pursuant to the Counterparty Net Share Settlement Procedures set forth in Annex B to the Master Confirmation.

(s)        If Counterparty makes a Settlement Method election with respect to any Transaction, Guarantor shall represent and warrant to GS&Co. in writing on the date that Counterparty notifies GS&Co. of such election, that as of such date, Guarantor is not aware of any material non-public information concerning itself or the Shares.

(t)        With respect to any cash payment obligation of Guarantor under this Agreement, Guarantor has the right to settle the obligation in Shares in accordance with the Share Settlement Procedures set forth in Annex B to the Master Confirmation, in which case all references to “Counterparty” in Annex B to the Master Confirmation shall be replaced with references to “Guarantor.”

(u)       Guarantor makes to GS&Co. the representations, warranties, acknowledgements and agreements set forth in Sections 13.2 and 13.4 of the Equity Definitions regarding each Transaction and Hedge Positions in respect of such Transaction.

(v)       Guarantor is entering into this Agreement as principal (and not as agent or in any other capacity); (b) neither GS&Co. nor any of its affiliates or agents are acting as a fiduciary for it; (c) it is not relying upon any representations made by GS&Co. except those expressly set forth herein; (d) it has consulted with its own legal, regulatory, tax, business, investments, financial, and accounting advisors to the extent that it has deemed necessary, and it has made its own investments, hedging, and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by GS&Co. or any of its affiliates or agents; and (e) it is entering into this Agreement with a full understanding of the terms, conditions and risks thereof and it is capable of and willing to assume those risks.

ARTICLE 4
MISCELLANEOUS

Section 4.01.  Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by written consent of the parties hereto.

Section 4.02.  No Waiver by Course of Conduct; Cumulative Remedies.   GS&Co. shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder.  No failure to exercise, nor any delay in exercising, on the part of GS&Co., any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by GS&Co. of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which GS&Co. would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 4.03.  Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of Guarantor and shall inure to the benefit of GS&Co. and its successors and assigns. Guarantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of GS&Co.

Section 4.04.  Set-Off.  Guarantor hereby irrevocably authorizes GS&Co., upon the occurrence of (a) an Event of Default with respect to Counterparty or a Termination Event with respect to which Counterparty is an Affected Party or (b) any failure by Guarantor to comply with or perform any agreement or obligation under this Agreement or any representation made or repeated or deemed to have been made or repeated by Guarantor in this Agreement having been proven to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated (in each case, a “Guarantor Breach”), without prior notice to Guarantor, any such notice being expressly waived by Guarantor, to set-off or apply any obligation of Guarantor owed to GS&Co. (or any Affiliate of GS&Co.) hereunder (whether or not matured or contingent, regardless of the currency, place of payment or booking office of the obligation, and in the case of a Guarantor Breach, whether or not arising hereunder) against any obligation of GS&Co. (or any Affiliate of GS&Co.) owed to Guarantor (whether or not matured or contingent and whether or not arising hereunder and regardless of the currency, place of payment or booking office of the obligation).  Amounts (or the relevant portion of such amounts) subject to set-off may be converted by GS&Co. into the Termination Currency at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.  If any obligation is unascertained, GS&Co. may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.  GS&Co. shall notify Guarantor promptly of any such set-off and the application made by GS&Co. of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the GS&Co. under this Section 4.04 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which GS&Co. may have pursuant to the terms and provisions of the relevant Confirmation and the ISDA Agreement.  Notwithstanding anything to the contrary in the foregoing, GS&Co. agrees not to set off or net amounts due from Guarantor with respect to any Transaction against amounts due from GS&Co. to Counterparty with respect to transactions or instruments that are not Equity Contracts.

Section 4.05.  Credit Support Documents. The parties hereto acknowledge that this Agreement is not secured by any collateral that would otherwise secure the obligations of Guarantor herein.

Section 4.06.  Claim in Bankruptcy.  GS&Co. agrees that in the event of the bankruptcy of Guarantor, GS&Co. shall not have rights or assert a claim that is senior in priority to the rights and claims available to the shareholders of the common stock of Guarantor.  For the avoidance of doubt, the parties agree that the preceding sentence shall not apply at any time other than during Guarantor’s bankruptcy to any claim arising as a result of a breach by Guarantor of any of its obligations under this Agreement.

Section 4.07.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

Section 4.08.  Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 4.09.  Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 4.10.  Integration.  This Agreement to which Guarantor is a party represents the agreement of Guarantor, GS&Co. and Counterparty with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by GS&Co. relative to the subject matter hereof not expressly set forth or referred to herein.

Section 4.11.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 4.12.  Arbitration.  Guarantor hereby agrees and acknowledges that:

(a)           Guarantor gives up the right to sue GS&Co. relating to this Agreement, any Confirmation and the ISDA Agreement in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which a claim is filed;

(b)           arbitration awards are generally final and binding; a party’s ability to have a court reverse or modify an arbitration award is very limited;

(c)           the ability of the parties to obtain documents, witness statements and other discovery is generally more limited in arbitration than in court proceedings;

(d)           the arbitrators do not have to explain the reason(s) for their award;

(e)           the panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry, unless Guarantor is a member of the organization sponsoring the arbitration facility, in which case all arbitrators may be affiliated with the securities industry;

(f)            the rules of some arbitration forums may impose time limits for bringing a claim in arbitration.  In some cases, a claim that is ineligible for arbitration may be brought in court;

(g)           the rules of the arbitration forum in which the claim is filed, and any amendments thereto, shall be incorporated into this Agreement;

(h)           Guarantor agrees that any and all controversies that may arise between Guarantor and GS&Co., including, but not limited to, those arising out of or relating to the Agreement or any Transaction hereunder, shall be determined by arbitration conducted before The New York Stock Exchange, Inc. (“NYSE”) or NASD Dispute Resolution (“NASD-DR”), or, if the NYSE and NASD-DR decline to hear the matter, before the American Arbitration Association, in accordance with their arbitration rules then in force.  The award of the arbitrator shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction;

(i)            no person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (A) the class certification is denied; (B) the class is decertified; or (C) Guarantor is excluded from the class by the court.

(j)            Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

Section 4.13.  Acknowledgements.  Guarantor hereby acknowledges that:

(a)        it has been advised by counsel in the negotiation, execution and delivery of this Agreement; and

(b)       GS&Co. has no fiduciary relationship with or duty to Guarantor arising out of or in connection with this Agreement, any Confirmation or the ISDA Agreement, and the relationship between Counterparty and Guarantor, on the one hand, and GS&Co. and Counterparty, on the other hand, in connection herewith or therewith is solely that of creditor and debtor.

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IN WITNESS WHEREOF, Guarantor has caused this Parent Guarantee Agreement to be duly executed and delivered as of the date first above written.

IMS HEALTH INCORPORATED

By:	/s/ Jeffrey J. Ford
Name: Jeffrey J. Ford
Title: Vice President & Treasurer

Acknowledged and accepted by:

GOLDMAN, SACHS & CO.

By:	/s/ David Goldenberg
Authorized Signatory